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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We hereby consent to the use of our audit reports dated December 27, 1996, relating to the 1995 and 1994 financial statements of R&A Bender, Inc., and R&A Bender Property, Ltd., which are contained in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated December 10, 1996 (as amended on Form 8-K/A filed February 11, 1997, June 6, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.

                                                     /s/ Boyer & Ritter


Chambersburg, Pennsylvania
July 10, 1997